UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2009

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

On April 13, 2009, Acadia Realty Trust (the “Company”) announced that it is commencing an underwritten public offering (the “Offering”) of its common shares of beneficial interest (“Common Shares”).

Based solely on the announced size of the Offering, and certain current assumptions and estimates of the Company relating to the Offering, the Company expects that its updated guidance for diluted earnings per share will be $0.03 to $0.04 lower and diluted funds from operations (“FFO”)  per share will be $0.07 to $0.08 lower than guidance previously issued in its press release, dated February 11, 2009, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K as furnished to the Securities and Exchange Commission on February 13, 2009.

The Company considers FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be an appropriate supplemental disclosure of operating performance for an equity real estate investment trust (“REIT”) due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. However, the Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REIT’s. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The following is a reconciliation of the calculation of the Company’s guidance range for 2009 of diluted earnings per share and diluted FFO per share:

Guidance Range for 2009	Low	High
Diluted earnings per share	$0.48	$0.61
Depreciation of real estate and amortization of leasing costs:
Wholly owned and consolidated partnerships	0.45	0.45
Unconsolidated partnerships	0.04	0.04
Minority interest in Operating Partnership	0.01	0.01
Diluted FFO per share	$0.98	$1.11

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01     Other Events

Recent Developments

Note Repurchases.  During January and March of 2009, the Company purchased a total of $18.5 million in principal amount of its 3.75% Convertible Notes at a discount of approximately 25% resulting in a gain, net of the write-off of the associated deferred financing costs, of $3.1 million. From time to time, the Company may make additional purchases of its 3.75% Convertible Notes as market conditions permit.

Promote Income.  On February 29, 2009, the Kroger Co., which previously occupied various premises pursuant to long term, triple net ground leases, exercised its existing purchase options and acquired fee title to six stores in Acadia Strategic Opportunity Fund, L.P.’s (“Fund I”) Kroger/Safeway Portfolio for $14.6 million. Acadia Realty Limited Partnership (the “Operating Partnership”), which is the general partner of Fund I, recognized Promote income of approximately $0.7 million in connection with this transaction.

Receipt of Forfeited Deposit.  During the quarter ended March 31, 2009, the purchaser of the Company’s Ledgewood Mall did not close on the transaction and, as a result, forfeited its $1.7 million deposit which the Company recognized as income.

Property Acquisition. As previously announced during January of 2009, the Company purchased the Cortlandt Towne Center through Acadia Strategic Opportunity Fund III, LLC (“Fund III”).

Impairment Charge.  The Company has an investment, through Acadia Mervyn Investors I, LLC (“Mervyns I”) and Acadia Mervyn Investors II, LLC (“Mervyns II”), in an entity (“REALCO”) which owns certain former Mervyns Department Store locations and leasehold interests. During the quarter ended March 31, 2009, REALCO recorded an impairment charge on its investment in certain of these assets of which Mervyns I and II recognized a combined loss of $3.1 million. The Operating Partnership’s share of this loss, net of taxes, was $0.4 million.

Staffing Reductions.  During the quarter ended March 31, 2009, the Company continued its initiative to reduce certain general and administrative expenses. As part of these measures, the Company implemented staff reductions for which it recognized severance and other related costs of approximately $0.9 million.

Financing Activities.  Subsequent to December 31, 2008, the Company completed the following financings:

  Fund III drew an additional $81 million from its subscription line of credit to finance the acquisition of Cortlandt Towne Center and provide working capital.
  Acadia Strategic Opportunity Fund II, LLC (“Fund II”) extended the maturity of its subscription line of credit to March 1, 2010 and drew an additional $19 million from this facility in connection with the refinancing of maturing mortgage debt.
  Fund II exercised its second of three extension options on a $30 million mortgage loan to April 2010.
  Fund II drew approximately $8 million from existing construction loan facilities.
  The Company drew $25 million from a $30 million existing line of credit collateralized by one of the Company’s properties which matures during March 2010.

Dividends.  After this Offering, the Company expects that its current cash dividend per share of $0.84, on an annualized basis, will be reduced based on the number of Common Shares ultimately issued in this Offering. The Company expects to maintain its current annualized cash dividend of approximately $28.6 million for 2009. Notwithstanding the foregoing, the decision to declare and pay dividends on our Common Shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Trustees

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Certain matters in this item, including statements relating to our future operating results, may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors that may cause the actual results, performances or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the Company’s future financial results and its ability to capitalize on potential opportunities arising from the current economic turmoil. Factors that could cause its forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s most recent annual report on Form 10-K filed with the SEC on February 27, 2009 (“Form 10-K”) and other periodic reports filed with the SEC and the preliminary prospectus supplement dated April 13, 2009, including risks related to: (i) dilution resulting from the Offering; (ii) the current global financial crisis and its effect on retail tenants, including several recent bankruptcies of major retailers; (iii) the Company’s reliance on revenues derived from major tenants; (iv) the Company’s limited control over joint venture investments; (v) the Company’s partnership structure; (vi) real estate and the geographic concentration of its properties; (vii) market interest rates; (viii) leverage; (ix) liability for environmental matters;(x) the Company’s growth strategy; (xi) the Company’s status as a REIT (xii) uninsured losses and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports the Company files with the SEC are available on the Company’s website at www.acadiarealty.com.   Any forward-looking statements in this Form 8-K speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST

Date:	April 13, 2009	By:	/s/ Michael Nelsen
			Name:	Michael Nelsen
			Title:	Senior Vice President and Chief Financial Officer